EXHIBIT E.1.

FORM OF

DISTRIBUTION AGREEMENT

THIS AGREEMENT is made as of the ____ day of ________, 2009, by and between Our Street Funds, Inc., a corporation organized and existing under the laws of the State of Maryland, having its principal place of business located at 851 French Moore, Jr. Boulevard, Suite 126, Abingdon, Virginia 24210 (“Corporation”)  and Rafferty Capital Markets, LLC, a corporation organized and existing under the laws of the State of New York, having its principal place of business at 59 Hilton Avenue, Garden City, New York 15530 (“RCM”).

WHEREAS, the Corporation is registered under the Investment Act of 1940, as amended (“1940 Act”), as an open-end management investment company, and has registered one or more distinct series of shares of beneficial interest (“Shares”) for sale to the public under the Securities Act of 1933, as amended (“1933”), and has qualified its Shares for sale to the public under various state securities laws; and

WHEREAS, the Fund desires to retain RCM as principal underwriter in connection with the offering and sale of the Shares of each series listed on Schedule A to this Agreement (as the same may be amended from time to time), each such series being referred to herein as a “Fund” and all such series being referred to herein collectively as the “Funds”; and

WHEREAS, this Agreement has been approved by the vote of the Fund’s Board of Directors (“Board”) and by the vote of a a majority of those members of the Board who are not interested persons within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, as amended, in accordance with the requirements of   Section 15(c) under the 1940 Act; and

WHEREAS, RCM is willing to act as principal underwriter of the Shares of the Funds on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties hereto agree as follows;

1.

Appointment of Distributor

The Corporation hereby appoints RCM as its agent to be the principal underwriter (“Distributor”) so as to hold itself out as available to receive and accept orders for the purchase and redemption of the Shares and redemption of Shares on behalf of the Funds, subject to the terms and for the period set forth in this Agreement. RCM hereby accepts such appointment in connection with the continuous public offering of the Shares.

2.

Scope of Services; Duties of the Distributor

a.

RCM agrees to sell Shares on a best efforts basis from time to time during the term of this Agreement as agent for a Fund and upon the terms described in the Registration Statement. As used in this Agreement, the term “Registration Statement” shall mean the currently effective registration statement of the fund, and any supplements thereto, under the 1933 Act and the 1940 Act.

b.

RCM will hold itself available to receive purchase and redemption orders satisfactory to RCM for Shares and will accept such orders on behalf of the Fund. Such purchase and redemption orders shall be deemed effective at the time and in the manner set forth in the Registration Statement.

c.

RCM, with the operational assistance of the Fund’s Transfer Agent, shall make Shares available through the National Securities Clearing Corporation’s Fund/SERV System.

d.

RCM shall provide to investors and potential investors only such information regarding a particular Fund as the Fund shall provide or approve. RCM shall review and file all proposed advertisements and sale literature with appropriate regulators and consult with the Fund and/or Fund counsel regarding any comments provided by regulators with respect to such materials.

e.

The offering price of the Shares shall be the price determined in accordance with, and in the manner set forth in, the most –current Prospectus. The Fund shall make available to RCM a statement of each computation of net asset value and the details of entering into such computation.

f.

RCM, at its sole discretion, may repurchase Shares offered for sale by the shareholders. Repurchase of Shares by RCM shall be at the price determined in accordance with, and in the manner set forth in, the most-current Prospectus. At the end of each business day, RCM shall notify, by any appropriate means, the Fund and its transfer agent of the orders for repurchase of Shares received by RCM since the last report, the amount to be paid for such Shares, and the identity of the shareholders offering Shares for repurchases. The Fund reserves the right to suspend such repurchase right upon written notice to RCM. RCM further agrees to act as agent for the Fund to receive and transmit promptly to the Fund’s transfer agent shareholder requests for redemption of Shares.

g.

RCM shall not be obligated to sell any certain number of shares.

h.

RCM shall prepare reports for the board regarding its activities under this
Agreement as from time to time shall be reasonably requested by the Board.

3.

Duties of the Corporation.

a.

The Corporation  shall keep RCM fully informed of the affairs of the Funds, and shall provide to RCM, from time to time, copies of all information, financial statements, and other documents that RCM may reasonably request for use in connection with the distribution of Shares, including, without limitation, certified copies of any financial statements prepared for a Fund by its independent pubic accountants and such reasonable number of copies if the most current Prospectus, Statement of Additional Information (“SAI”), and annual and semi-annual reports as RCM may request, and the Fund shall fully cooperate in the efforts of RCM to sell and arrange for the sale of Shares.

b.

The Corporation shall maintain with respect to each Fund a currently effective Registration Statement on Form N-1A with the Securities and Exchange Commission (the “SEC”), maintain qualification with applicable states and file such reports and other documents as may be required under applicable federal and state laws. The Corporation shall notify RCM in writing of the states in which the Shares of each Fund may be sold and shall notify RCM in writing of any changes to such information. Each Fund shall bear all expenses related to preparing and typesetting such Prospectuses, SAI and other materials required by law and such other expenses, including printing and mailing expenses, related to the Fund’s communication with persons who are shareholders.

c.

The Funds shall not use any advertisements or other sales materials that have not been (i) submitted to RCM for its review and approval, and (ii) filed with the appropriate regulators.

4.

Representations, Warranties and Covenants of the Corporation

a.

Subject to the following exceptions, the Corporation further agrees from and after the date of this Agreement, that it will not, without the consent of RCM, sell or agree to sell any Shares otherwise than through RCM:

(1)

A Fund may itself sell shares without sales charge as an investment to the officers, directors and bona fide present and former full-time employees of the Corporation and such Fund’s Investment Adviser and any affiliates thereof, and to such other investors as may be identified in a Fund’s current prospectus and/or current SAI as having the privilege to purchase Shares at net asset value.

(2)

A Fund may issue shares in connection with a merger, consolidation or acquisition of assets on such basis as may be authorized or permitted under the 1940 Act; and

      (3)

A Fund may issue shares for the reinvestment of dividends and other distributions of the Fund if permitted by the current Prospectus and/or the current SAI. The Fund represents and warrants that its Registration Statement and any advertisements and sales literature (excluding statements relation to RCM and the services it provides that are based upon written information furnished by RCM expressly for inclusion therein) of the Fund shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that all statements or information furnished to RCM, pursuant to Section 3(a) hereof, shall be true and correct in all material respects.

4.

Representations, Warranties and Covenants of the Distributor

RCM represents and warrants as follows:

a.

RCM is registered as a broker-dealer under the Securities Exchange Act of 1934 (“1934 Act”) with the Securities and Exchange Commission (“SEC”) and is a member in good standing of FINRA.

b.

RCM is licensed or otherwise qualified to conduct business in all jurisdictions in which its activities require such licensure or qualification.

c.

RCM has been authorized by FINRA to conduct all operations which it currently conducts including, but not limited to, acting as the principal underwriter for investment companies.

d.

RCM maintains a system of supervision as required by FINRA Conduct Rule 3010, pursuant to which it supervises the activities of each registered representative, registered principal and other associated person that is reasonably designed to achieve compliance with applicable securities laws and regulations and FINRA Rules.

e.

RCM has adopted and implemented an Anti-Money Laundering Compliance Program as required by FINRA Conduct Rule 3011, pursuant to which it monitors compliance with the requirements of the Bank Secrecy Act (31 U.S.C. §5311 et seq.) and the regulations promulgated thereunder by the U.S. Department of the Treasury.

f.

RCM has adopted and implemented a supervisory control system as required by FINRA Conduct Rule 3012, pursuant to which it has adopted policies and procedures reasonably designed to comply with the requirements of FINRA Conduct Rule 3012.

g.

RCM has adopted and implemented a comprehensive compliance program as required by applicable FINRA Rules and has appointed a Chief Compliance Officer to implement such compliance program.

f.

RCM has adopted and implemented a Code of Ethics reasonably designed to  achieve compliance with Rule 17j-1 under the 1940 Act.

g.

RCM recognizes the multiple regulatory and compliance obligations to which the Corporation is subject including, but not limited to, Rule 38a-1 under the 1940 Act, and it has adopted policies and procedures for the purpose of facilitating each Fund’s compliance with those regulatory and compliance obligations which relate in any way to the services to be provided hereunder;

h.

RCM It shall maintain such records as may be reasonably required for a Fund or its Transfer Agent to respond to shareholder requests or complaints, and to permit the Fund to maintain proper accounting records; and it shall make such records available to the Fund and its Transfer Agent upon request.

i.

In performing under this Agreement, RCM shall comply with all requirements of the Fund’s Current Prospectus and/or Current SAI and all applicable laws, rules and regulations with respect to the purchase, sales and distribution of Shares.

5.

Plan of Distribution

a.

Shares shall be sold at net asset value plus a front-end sales charge which shall not exceed a specified percentage of the offering price, it being understood that the front-end sales charge shall be proportionately reduced or eliminated altogether for larger sales and under other circumstances, in each case on the basis set forth in the Fund’s Current Prospectus and/or Current SAI.

b.

RCM may re-allow such portion of the front-end sales charge to dealers or cause payment of commissions to brokers through which sales are made, as described in a Fund’s current prospectus.

c.

The redemption proceeds of Shares offered and sold at net asset value with or without a front-end sales charge may be subject to a contingent deferred sales charge (“CDSC”) under the circumstances described in the Current Prospectus or Current SAI.

d.

The Corporation understands that any activities related to the sale of the Shares to be conducted on behalf of the Funds will be conducted primarily, if not exclusively, by:  (i) employees of a Fund’s sponsor who shall become registered representatives of RCM and subject to the supervision of RCM; (ii) employees of any registered broker-dealer with whom the Distributor has entered into a selling agreement with respect to the Shares.

e.

RCM in its discretion may enter into agreements to sell Shares to such registered and qualified retail dealers, as reasonably requested by the Fund (“Financial Intermediaries”). In making agreements with such dealers, RCM shall act only as principal and not as agent for the Fund. The form of any such dealer agreement shall be mutually agreed upon and approved by the Fund and RCM and shall include, among other things, a provision requiring such Financial Intermediary to enter into a written agreement with RCM that is intended to comply with Rule 22c-2 under the 1940 Act.

6.

Non-Exclusivity of Distributor’s Services

The services furnished by RCM hereunder are not to be deemed exclusive and RCM shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

7.        Expenses of the Funds

Each Fund shall bear all costs and expenses in connection with the registration of its Shares with the SEC and the qualification of its Shares for sale under the securities laws of such jurisdictions as shall be selected by the Fund pursuant to Paragraph 3(b) hereof, and the costs and expenses payable to each such jurisdiction for continuing qualification therein.

Each Fund shall also bear expenses related to communications with existing shareholders of the Fund including, but not limited to, (i) fees and disbursements of its counsel and  its independent public accountants; (ii) the preparation and mailing of annual and semi-annual reports, Prospectuses, SAIs, and proxy materials to shareholders; (iv) such other expenses related to the communications with persons who are shareholders of the Fund.

In addition and to the extent permitted by the 1940 Act, each Fund shall bear all costs of preparing, printing, mailing and filing any advertisements and sales literature. To the extent that a Fund is not permitted to assume the foregoing expenses, such expenses shall be assumed by a Fund’s sponsor.  The Corporation acknowledges that  RCM does not assume responsibility for any expenses not assumed hereunder.

8.

Compensation of the Distributor

 As compensation for the services performed and the expenses assumed by RCM under this Agreement including, by not limited to, any commissions paid for sales of Shares, the Fund shall pay RCM, as promptly as possible after receipt of a quarterly invoice a fee for services as set forth in Schedule B to this Agreement.

9.

No Share Certificates

The parties acknowledge and agree that the  Funds shall not issue certificates representing Shares.  Rather ownership of Shares shall be evidenced by book entry on the records of the Funds’ Transfer Agent.

10.

Distributor’s Status as an Independent Contractor

 The parties acknowledge that RCM is an independent contractor and shall be agent of the Fund only with respect to the sale and redemption of Shares.

11.

Indemnification.

a.

Indemnification of the Distributor

The Corporation on behalf of each Fund agrees to indemnify, defend, and hold RCM, its officers and directors, and any person who controls RCM within the meaning of Sections 15 of 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the reasonable costs of investigation or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) that RCM its officers, directors, or any such controlling person may incur under the 1933 Act, or under common law or otherwise, arising out of or based upon any (i)  alleged untrue statement of a material fact contained in the Registration Statement, Prospectus, SAI or sales literature, (ii) alleged omission to state a material fact required to be stated in the either thereof or necessary to make the statements therein not misleading, or (iii) failure by the Fund to comply with the terms of the Agreement in any material respect; provided, that in no event shall anything contained herein be so construed as to protect RCM against any liability to the Fund or its shareholders to which RCM would otherwise be subject by reason of willful misfeasance, bad faith, or negligence in the performance of its duties or by reason of its reckless disregard of its obligations under this Agreement. It is expressly understood that, to the extent that indemnification by any Fund is required hereunder, such indemnification shall be provided only by such Fund.

Notwithstanding the foregoing, a Fund shall not be liable to RCM under this Agreement with respect to any claim made against RCM or any person as to which indemnification is sought, unless RCM or other such person shall have notified the Fund in writing of the claim within a reasonable time after the summons (or other first written notification giving information of the nature of the claim) shall have been served upon RCM or such other person (or after RCM or the person shall have received notice of service on any designated agent.) However, failure to notify a Fund of any claim (i.e. within a reasonable time) shall not relieve the Fund from any liability that it may have to RCM or any other person against whom such action is brought otherwise than on account of this Agreement.

The Fund shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this Agreement. If the Fund elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Fund and satisfactory to indemnified defendants in the suit,  whose approval shall not be unreasonably withheld. In the event that the Fund elects to assume the defense of any suit and retain counsel, the indemnified defendants shall bear the fees and expenses of any additional counsel retained by them. If the Fund does not elect to assume the defense of a suit, it will reimburse the indemnified defendants for the reasonable fees and expenses of any counsel retained by the indemnified defendants. The Fund agrees to promptly notify RCM of the commencement of any litigation or proceedings against it or any its officers or directors in connection with issuance or sale of any of its Shares.

b.

Indemnification by the Distributor

RCM agrees to indemnify, defend, and hold a Fund, its officers and directors, and any person who controls the Fund within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities, and expenses (including the reasonable costs of investigation or defending against such claims, demands, liabilities and any reasonable counsel fees incurred in connection therewith) that the Fund, its directors or officers, or any such controlling person may incur under the 1933 Act, or under common law or otherwise, resulting from RCM’s willful misfeasance, bad faith or negligence in the performance of its obligations and duties under this Agreement, or arising out, of or based upon, any alleged untrue statement of a material fact contained in information furnished in writing be RCM to the Fund for use in the Registration Statement, Prospectus or SAI arising out of or based upon any alleged omission to state a material fact in connection with such information required to be stated in either thereof or necessary to make such information not misleading.

RCM shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if RCM elects to assume the defense, the defense shall be conducted by counsel chosen by RCM and satisfactory to the indemnified defendants whose approval shall not be unreasonably withheld. In the event that RCM elects to assume the defense of any suit and retain counsel, the defendants in the suit shall bear the fees and expenses of any additional counsel retained by them. If RCM does not elect to assume the defense of any suit, it will reimburse the indemnified defendants in the suit for the reasonable fees and expenses of any counsel retained by them.

12.

Duration and Termination

This Agreement shall become effective on the date first written above or such later date as indicated in Schedule A with respect to a particular Fund and, unless sooner terminated by as provided herein, will continue in effect for two years from the above written date. Thereafter, if not terminated, this Agreement shall continue in effect for successive annual periods, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Fund’s Board who are not interested persons (as defined in the 1940 Act) of the Fund (“Independent Directors”) cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Fund.

Notwithstanding the foregoing, this Agreement may be terminated as to any Fund or in its entirety at any time, without the payment of any penalty, by vote of the Board, by vote of a majority of the Independent Directors, or by vote of a majority of the outstanding voting securities of the Fund on sixty days’ written notice to RCM or by RCM at any time, without the payment of any penalty, on sixty days written to the Corporation. This Agreement will automatically terminate in the event of its assignment.

13.

Amendment of this Agreement

No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought. This Agreement may be amended, as to a particular Fund, with the approval of the Board or of a majority of the outstanding voting securities of such Fund; provided, that in either case, such amendment also shall be approved by a majority of the Independent Directors.

14.

Limitation of Liability

The Board and shareholders of a Fund shall not be personally liable for obligations of a particular Fund in connection with this Agreement. Nor shall any series of the Corporation (referred to herein as a “Fund”) be liable for the obligations of any other series of the Corporation.  RCM expressly acknowledges the limitations of liability set forth herein.

15.

Notices

Any notice required or permitted to be given by either party to the other shall be deemed sufficient upon receipt in writing at the other party’s principal offices.   It is expressly understood that such written notice may be delivered via First Class Mail, via electronic mail or via facsimile transmission.  If such written notice shall be delivered via e-mail notice shall not be deemed sufficient unless the party which shall have delivered such notice, shall also have received evidence of receipt of such notice.  Notice delivery instructions are set forth on Schedule C hereof.  Each party to this Agreement shall have the responsibility for updating information for purposes of notice delivery by First Class Mail , by electronic mail and by facsimile transmission.

16.

Miscellaneous

The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statue, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms “majority of the outstanding voting securities”, “interested person”, and “assignment” shall have the same meaning as such terms have in the 1940 Act.

17.

Governing Law

This Agreement shall be construed in accordance with the laws of the State of New York and the 1940 Act. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated as of the day and year first above written.

ATTEST:

OUR STREET FUNDS, INC.

_______________________

______________________________

By:       Gary R. Stratton

_______________________

Title:    President   _________________________

ATTEST:

Rafferty Capital Markets, LLC

________________________

By: __________________________

Title:

SCHEDULE A

to the

DISTRIBUTION AGREEMENT

between

Our Street Funds, Inc.

and

Rafferty Capital Markets, LLC

Pursuant to Section 1 of the Distribution Agreement between Our Street Funds, Inc. on behalf of its series listed below,,   and Rafferty Capital Markets, LLC (“RCM”), the Fund hereby appoints RCM as its agent to be the principal underwriter of the Fund with respect to its following series:

Virginia Equity Fund

Dated ________________________________

SCHEDULE C

to

DISTRIBUTION AGREEMENT

between

OUR STREET FUNDS, INC.

and

RAFFERTY CAPITAL MARKETS, LLC

NOTICE DELIVERY INSTRUCTIONS

1.

FOR NOTICES TO BE DELIVERED TO OUR STREET FUNDS, INC. OR ANY SERIES THEREOF:

•

First Class Mail

•

Facsimile Transmission

•

Electronic Mail

2.

FOR NOTICES TO BE DELIVERED TO RAFFERTY CAPITAL MANAGEMENT, LLC:

•

First Class Mail

•

Facsimile Transmission

•

Electronic Mail